                                                  EX 21.1

            SUBSIDIARIES OF EMERITUS CORPORATION

     Acorn Service Corporation, Washington corporation
     ALAI, L.L.C., Arizona corporation
     EMAC Corp., Delaware corporation
     EmeriCare, Inc., Washington corporation
     EmeriCare of Arizona, Inc., Washington corporation
     EmeriCare of Washington, Inc., Washington corporation
     Emeritus Canada Ltd., Toronto, Ontario
     Emeritus Employee Leasing, Inc., Washington corporation
     Emeritus Home Health, Inc., Washington corporation
     Emeritus Properties I, Inc., Washington corporation,
     Emeritus Properties II, Inc., Washington corporation
     Emeritus Properties III, Inc., Washington corporation
     Emeritus Properties IV, Inc., Washington corporation
     Emeritus Properties V, Inc., Washington corporation
     Emeritus Properties VI, Inc., Washington corporation
     Emeritus Properties of Illinois, Inc., Washington corporation
     Emeritus Real Estate L.L.C., Delaware limited liability company Emeritus Real Estate II, L.L.C., Delaware limited liability company Emeritus Real Estate IV, L.L.C., Delaware limited liability company
     ESC G.P. I, Inc., Washington corporation
     ESC G.P. II, Inc., Washington corporation
     ESC I, L.P., Washington limited partnership
     ESC II, L.P., Washington limited partnership
     ESC III, L.P., Washington limited partnership
     Cooper George Partners LTD. Partnership, Washington limited partnership Fairfield Retirement Center L.L.C., Delaware limited liability company Grand Terrace L.L.C., Delaware limited liability company
     Heritage Hills Retirement, Inc., North Carolina corporation
     Painted Post Partnership, Pennsylvania general partnership
     TDC/Emeritus Paso Robles Associates, Washington partnership